SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 11, 2018
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01 Other Events

Principal Financial Group, Inc. (the “Company”) has received notice of an amendment to the unsolicited “mini-tender” offer by Baker Mills LLC (“Baker Mills”) to purchase up to 100,000 shares of the Company’s common stock. The amendment reduces the offer price of $40.00 per share to $33.00 per share, which is approximately 22 percent lower than the $ 42.07 per share closing price for the Company’s common stock on December 11, 2018, the amended offer date. The shares subject to Baker Mills' offer represent approximately 0.04 percent of the shares of the Company’s outstanding common stock as of the date of the offer. This is the sixth such offer Baker Mills made to Company shareholders this year, not including amended offers.

The company does not endorse Baker Mills' unsolicited mini-tender offer and is not associated in any way with Baker Mills, its mini-tender offer, or its mini-tender offer documents.

On December 14, 2018, the Company issued the press release attached to this Report as Exhibit 99, informing its shareholders that the Company does not endorse Baker Mills unsolicited mini-tender offer and recommending that shareholders not tender their shares to Baker Mills. Shareholders who have already tendered their shares may withdraw them at any time prior to the expiration of the offer, in accordance with Baker Mills' offering documents. Baker Mills' offer is currently scheduled to expire at 8:00 p.m., Eastern time, on Tuesday, January 15, 2018. Additional information concerning mini-tender offers is included, or referred to, in the attached press release.

Item 9.01    Financial Statements and Exhibits

99	Press Release of Principal Financial Group, Inc. dated December 14, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ John Egan
Name: John Egan
Title: Vice President - Investor Relations

Date: December 14, 2018